EXHIBIT (H)(4)

                                THIRD ADDENDUM TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


     ADDENDUM, entered into this 14th day of July, 2004 between CDC NVEST FUNDS TRUST I, CDC NVEST FUNDS TRUST II, CDC NVEST FUNDS TRUST III, CDC NVEST CASH MANAGEMENT TRUST, (collectively "CDC NVEST TRUSTS") and CDC IXIS ASSET MANAGEMENT SERVICES, INC. (the "TRANSFER AGENT").

     WHEREAS, CDC Nvest Trusts and Transfer Agent are parties to a Transfer Agency and Service Agreement dated as of November 1, 1999, ("CDC NVEST TRUST AGREEMENT") pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of the CDC Nvest Trusts;

     WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each such series, together with all other series subsequently established by the Funds and made subject to the Agreement in accordance with
Section 17 of the Agreement and in accordance with terms thereof, being hereinafter referred to as a "PORTFOLIO," and collectively as the "PORTFOLIOS");

     WHEREAS, the Funds and the Transfer Agent desire to amend SCHEDULE A of the Agreement to reflect changes in Portfolios;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

     1. TERMS. Capitalized terms used, but not defined, herein shall have the meanings given to them in the Agreement.


     2. FUNDS. SCHEDULE A of the CDC Nvest Trust Agreement is deleted in its entirety and replaced with SCHEDULE A - CDC NVEST TRUSTS attached hereto.

     3. MISCELLANEOUS. This Third Addendum may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall together constitute one and the same instrument. All section headings in this Third Addendum are solely for convenience of reference, and do not affect the meaning or interpretation of this Third Addendum. This Third Addendum shall have the effect of amending the Agreement but solely as to the matters set forth herein. All provisions of the Agreement not deleted, amended or otherwise modified herein shall remain in full force and effect. In the event of any inconsistency between this Third Addendum and the Agreement, this Third Addendum shall control.


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



     IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.


CDC IXIS ASSET MANAGEMENT SERVICES, INC.

By:      /S/ CHRISTOPHER L. WILSON
         -----------------------------------
Name:    CHRISTOPHER L. WILSON
         -----------------------------------
Title:   PRESIDENT
         -----------------------------------



CDC NVEST FUNDS TRUST I
CDC NVEST FUNDS TRUST II
CDC NVEST FUNDS TRUST III
CDC NVEST CASH MANAGEMENT TRUST

By:      /S/ JOHN T. HAILER
         --------------------------------------------
Name:    JOHN T. HAILER
         --------------------------------------------
Title:   PRESIDENT
         --------------------------------------------


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


                          SCHEDULE A - CDC NVEST TRUSTS

--------------------------------------------------------------------------------
CDC NVEST FUNDS TRUST I
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CDC NVEST STAR ADVISERS FUND
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CDC NVEST STAR GROWTH FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST STAR VALUE FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CGM ADVISOR TARGETED EQUITY FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
HANSBERGER INTERNATIONAL FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES CORE PLUS BOND FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES GOVERNMENT SECURITIES FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
VAUGHAN NELSON SMALL CAP VALUE FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
WESTPEAK CAPITAL GROWTH FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST FUNDS TRUST II
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HARRIS ASSOCIATES LARGE CAP VALUE FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOOMIS SAYLES MASSACHUSETTS TAX FREE INCOME FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
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CDC NVEST FUNDS TRUST III
--------------------------------------------------------------------------------
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CDC IXIS MODERATE DIVERSIFIED PORTFOLIO
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
HARRIS ASSOCIATES FOCUSED VALUE FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
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CDC NVEST CASH MANAGEMENT TRUST
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CDC NVEST CASH MANAGEMENT TRUST - MONEY MARKET SERIES
--------------------------------------------------------------------------------

All  Portfolios  within  the CDC Nvest  Trusts are Load  Funds for  purposes  of
Schedule 3.1 Fees.


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